UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 2, 2005

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—Election of Director

On August 3, 2005, Hornbeck Offshore Services, Inc. announced that, in a Board of Directors meeting held on August 2, 2005, the board increased the number of directors to serve on the board from seven members to eight. In addition, Steven W. Krablin was elected to the Board of Directors of the Company as a Class II Director to fill the vacancy created by the increased size of the board. Class II directors serve until the 2006 Annual Meeting of Shareholders. After concluding that Mr. Krablin meets the independence and financial expertise requirements of the New York Stock Exchange, Mr. Krablin was appointed by the Board of Directors to serve on the Company’s Audit and Compensation committees. As a director of the Company, Mr. Krablin will participate under the Company’s non-employee director compensation policy described in the Company’s 2005 Proxy Statement. In addition, pursuant to the Company’s Incentive Compensation Plan, Mr. Krablin was awarded options to purchase 4,000 shares of the Company’s common stock effective August 2, 2005 at an exercise price of $30.80 per share. These options will vest in three equal annual installments commencing on August 2, 2006.

A copy of the press release with this announcement is attached as Exhibit 99.1.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: August 5, 2005	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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